SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 21, 2003
                                                           ------------


                                EATON VANCE CORP.
                               ------------------
             (Exact name of registrant as specified in its charter)


     Maryland                           1-8100                   04-2718215
----------------------------   ------------------------      -------------------
(State or other jurisdiction   (Commission File Number)        (IRS Employer
of incorporation)                                            Identification No.)


255 State Street, Boston, Massachusetts                                  02109
---------------------------------------                               ----------
(Address of principal executive offices)                              (Zip Code)


       Registrant's telephone number, including area code: (617) 482-8260
                                                           --------------

                       INFORMATION INCLUDED IN THE REPORT


ITEM 5.             OTHER EVENTS AND REQUIRED FD DISCLOSURE
-------             ---------------------------------------
                    REGULATION FD DISCLOSURE / RESULTS OF OPERATIONS
ITEMS 9. AND 12.    AND FINANCIAL CONDITION
----------------    ------------------------------------------------

                    Registrant has reported its results of operations for the three months ended April 30, 2003, as described in Registrant's news release dated May 21, 2003, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

                    This information is being filed pursuant to ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE and is being provided under ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.


ITEM 7.             FINANCIAL STATEMENTS AND EXHIBITS.
-------             ----------------------------------

                    (c)  Exhibits.

                    Exhibit No.         Document
                    -----------         --------

                    99.1 Press release issued by the Registrant dated May 21, 2003.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                EATON VANCE CORP.
                                (Registrant)


Date: May 21, 2003              /s/ William M. Steul
      ------------              ------------------------------------------------
                                William M. Steul, Chief Financial Officer

                                  EXHIBIT INDEX


     Each exhibit is listed in this index according to the number assigned to it in the exhibit table set forth in Item 601 of Regulation S-K. The following exhibit is filed as part of this Report:


Exhibit No.     Description
-----------     -----------

99.1            Copy of Registrant's news release dated May 21, 2003.

                                                                    Exhibit 99.1

-------------------------------------------
NEWS RELEASE
-------------------------------------------
        Eaton Vance Corp.
        The Eaton Vance Building
{LOGO}  255 State Street, Boston, MA  02109
        (617) 482-8260
        Contact: William M. Steul
-------------------------------------------


                                                May 21, 2003

                                                FOR IMMEDIATE RELEASE
                                                ---------------------



                                EATON VANCE CORP.
                REPORT FOR THE THREE MONTHS AND SIX MONTHS ENDED
                                 APRIL 30, 2003


BOSTON, MA--Eaton Vance Corp. reported diluted earnings per share of $0.36 in the second quarter of fiscal year 2003 compared to diluted earnings per share of $0.46 in the second quarter of fiscal year 2002. Eaton Vance earned $0.73 per diluted share for the first six months of fiscal 2003 compared to $0.92 for the first six months of fiscal 2002.

Assets under management of $57.9 billion at the end of the second quarter of fiscal 2003 were $1.3 billion or 2 percent lower than the $59.2 billion under management at the end of the second quarter last year. Average assets under management were $56.1 billion in the second quarter of fiscal 2003, 5 percent lower than the average assets of $59.3 billion in the second quarter of last year. During the 12-month period ended April 30, 2003, the S&P 500 and the Nasdaq Composite each declined by 13 percent. The Company's superior long-term investment performance, balanced product line (54 percent equity assets, 33 percent fixed income assets and 13 percent floating rate assets on April 30,
2003), and positive net flows helped offset approximately $5.2 billion of market depreciation during the 12-month period.

Net inflows of long-term fund assets and separate account assets were $1.5 billion in the first half of fiscal 2003 and $1.6 billion in the first half of fiscal 2002. Fund net inflows of $1.2 billion in the first six months of 2003 benefited from the successful offering of nine closed-end municipal bond funds that added $0.7 billion of new assets. Managed account net inflows were $0.3 billion in the first half of 2003 and in the first half of 2002. Tables 1, 2 and 3 (attached) summarize assets under management and asset flows by investment objective.

As a result of lower average assets under management and changes in product mix, fiscal 2003 first half revenue decreased by $22.7 million or 8 percent to $245.8 million. Investment adviser and administration fees declined $6.4 million or 4 percent to $137.0 million. Distribution and underwriter fees decreased $12.8 million or 15 percent, reflecting lower fund assets under management and the continuing shift from sales of Class B and Class C mutual fund shares to other share classes and assets with low or no distribution fees. Service fee revenue declined $5.0 million or 12 percent in the first half of fiscal 2003 because of the decline in mutual fund assets that pay service fees. Other income increased 165 percent to $2.3 million because of reimbursement payments for certain fund shareholder services now performed by the Company, and interest income from a consolidated investment company in which Eaton Vance is the majority shareholder.

Fiscal 2003 first half operating expenses of $168.8 million were essentially flat compared to $169.1 million in the first half of 2002. Compensation expenses declined 2 percent because of lower marketing and sales incentives and lower operating income-based bonus accruals. Amortization of deferred sales commissions increased 1 percent primarily due to adjustments made to better align amortization expense with projected distribution fee revenue. Service fee expense and distribution fee expense decreased 6 percent and 3 percent, respectively, reflecting the decline in fund assets under management. Other expenses increased 11 percent primarily because of $1.8 million of non-recurring expenses related to the Company's successful offering of nine closed-end municipal bond funds, higher marketing-related travel expenses and higher audit and consulting fees. Fiscal 2003 first half operating income declined 23 percent to $77.0 million.

First half net income declined 23 percent to $50.9 million. Interest income declined 16 percent because of lower short-term interest rates in the first half of fiscal 2003 compared to the first half last year. Interest expense increased 33 percent primarily because of the accrual, beginning November 13, 2002, of an additional 2.5 percent per annum of cash interest paid by Eaton Vance Management on its exchangeable notes. Gains on the sale of investments increased 41 percent. The Company's provision for income taxes was 35 percent in both the first half of fiscal 2003 and the first half of fiscal 2002.

Cash and cash equivalents and short-term investments were $238.3 million on April 30, 2003 and $217.1 million on April 30, 2002. The Company's strong operating cash flow in the last 12 months allowed it to reduce its long-term debt by $92.0 million or 42 percent to $125.0 million, and pay $76.8 million in federal and state income taxes (including reducing the deferred tax liability by $24.1 million to $39.6 million), $74.0 million in sales commissions, $38.6 million to repurchase 1,361,000 shares of its non-voting common stock and $21.1 million in dividends to shareholders. There are no outstanding borrowings against the Company's $170 million credit facility.

Short-term investments on April 30, 2003 included the investment holdings of the $67.2 million Eaton Vance Institutional Short-term Income Fund. Even though the Company's $50.1 million investment in the fund is considered to be temporary, Statement of Financial Accounting Standards No. 144 requires the Company to consolidate funds in its financial statements in which it is the majority investor. Minority interest of $18.3 million on April 30, 2003 includes $17.1 million of minority interest in the Eaton Vance Institutional Short-term Income Fund.

During the first six months of fiscal year 2003, the Company used $14.7 million of its cash to repurchase and retire 523,900 shares of its non-voting common stock. Approximately 1.8 million shares remain of the current 4.0 million-share repurchase authorization.

Eaton Vance Corp., a Boston-based investment management firm, is traded on the New York Stock Exchange under the symbol EV.

This news release contains statements that are not historical facts, referred to as "forward-looking statements." The Company's actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, the volume of sales and repurchases of fund shares, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed from time to time in the Company's filings with the Securities and Exchange Commission.

                                                                Eaton Vance Corp.
                                                      Summary of Results of Operations
                                                  (in thousands, except per share amounts)


                                                            Three Months Ended                        Six Months Ended
                                                  ------------------------------------        ----------------------------------

                                                  April 30,       April 30,        %          April 30,    April 30,        %
                                                    2003            2002        Change           2003         2002        Change
                                                  ---------       ---------     ------        ---------    ---------      ------
Revenue:
     Investment adviser and administration fees   $ 67,935        $ 71,511       (5.0)%     $ 137,009    $ 143,378        (4.4)%
     Distribution and underwriter fees              34,223          40,722      (16.0)         71,228       83,964       (15.2)
     Service fees                                   17,354          20,225      (14.2)         35,279       40,287       (12.4)
     Other income                                    1,364             366      272.7           2,294          865       165.2
                                                  ---------       ---------     -------      ---------    ---------      --------
     Total revenue                                 120,876         132,824       (9.0)        245,810      268,494        (8.4)
                                                  ---------       ---------     -------      ---------    ---------      --------
Expenses:
     Compensation of officers and employees         24,118          23,729        1.6          50,521       51,789        (2.4)
     Amortization of deferred sales commissions     21,635          21,034        2.9          43,029       42,437         1.4
     Service fee expense                            15,477          16,767       (7.7)         31,230       33,118        (5.7)
     Distribution fee expense                        7,643           7,894       (3.2)         15,326       15,784        (2.9)
     Other expenses                                 13,387          13,474       (0.6)         28,700       25,922        10.7
                                                  ---------       ---------     -------      ---------    ---------      --------
     Total expenses                                 82,260          82,898       (0.8)        168,806      169,050        (0.1)
                                                  ---------       ---------     -------      ---------    ---------      --------
Operating Income                                    38,616          49,926      (22.7)         77,004       99,444       (22.6)

Other Income/(Expense):
     Interest income                                 1,406           1,815      (22.5)          2,937        3,504       (16.2)
     Interest expense                               (1,471)         (1,091)      34.8          (2,904)      (2,178)       33.3
     Gain on investments                                76               -        n/a           1,950        1,383        41.0
     Foreign currency gain                             135             150      (10.0)             40           19       110.5
     Equity in net income (loss) of affiliates          15               -        n/a            (211)           -         n/a
                                                  ---------       ---------     -------      ---------    ---------      --------
Income Before Minority Interest and Income Taxes    38,777          50,800      (23.7)         78,816      102,172       (22.9)

Minority Interest in Income                           (293)           (283)       3.5            (473)        (589)      (19.7)
                                                  ---------       ---------     -------      ---------    ---------      --------
Income Before Income Taxes                          38,484          50,517      (23.8)         78,343      101,583       (22.9)

Income Taxes                                        13,470          17,682      (23.8)         27,420       35,555       (22.9)
                                                  ---------       ---------     -------      ---------    ---------      --------
Net Income                                        $ 25,014        $ 32,835      (23.8)       $ 50,923     $ 66,028       (22.9)
                                                  =========       =========     =======      =========    =========      ========
Earnings Per Share:
     Basic                                          $ 0.36          $ 0.47      (23.4)         $ 0.74       $ 0.95       (22.1)
                                                  =========       =========     =======      =========    =========      ========
     Diluted                                        $ 0.36          $ 0.46      (21.7)         $ 0.73       $ 0.92       (20.7)
                                                  =========       =========     =======      =========    =========      ========
Dividends Declared, Per Share                     $ 0.0800        $ 0.0725       10.3        $ 0.1600     $ 0.1450        10.3
                                                  =========       =========     =======      =========    =========      ========
Weighted Average Shares Outstanding:
     Basic                                          68,967          69,352       (0.6)         69,096       69,245        (0.2)
                                                  =========       =========     =======      =========    =========      ========
     Diluted                                        69,979          72,097       (2.9)         70,230       72,013        (2.5)
                                                  =========       =========     =======      =========    =========      ========

                                    Eaton Vance Corp.
                                     Balance Sheet
                        (in thousands, except per share figures)

                                                               April 30,    October 31,  April 30,
                                                                  2003         2002        2002
                                                               ---------    -----------  ---------
ASSETS

Current Assets:
Cash and cash equivalents                                       $ 140,728    $ 144,078    $123,333
Short-term investments                                             97,590       43,886      93,804
Investment adviser fees and other receivables                      21,287       19,502      22,698
Other current assets                                                3,329        6,101       2,241
                                                                ----------   ----------   ---------
      Total current assets                                        262,934      213,567     242,076
                                                                ----------   ----------   ---------
Other Assets:
Deferred sales commissions                                        216,615      239,048     257,758
Goodwill                                                           69,467       69,467      69,356
Other intangible assets, net                                       37,094       37,296      38,291
Long-term investments                                              31,323       39,982      40,607
Equipment and leasehold improvements, net                          12,768       13,897      14,527
Other assets                                                        3,191        3,362      11,509
                                                                ----------   ----------   ---------
      Total other assets                                          370,458      403,052     432,048
                                                                ----------   ----------   ---------
Total assets                                                    $ 633,392    $ 616,619    $674,124
                                                                ==========   ==========   =========
LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
Accrued compensation                                             $ 14,993     $ 31,899    $ 17,025
Accounts payable and accrued expenses                              17,538       16,324      18,081
Dividend payable                                                    5,519        5,522       5,031
Current portion of long-term debt                                   7,143        7,143       7,143
Other current liabilities                                           8,767        7,382       6,876
                                                                ----------   ----------   ---------
      Total current liabilities                                    53,960       68,270      54,156
                                                                ----------   ----------   ---------
Long-term Liabilities:
Long-term debt                                                    117,844      124,118     209,835
Deferred income taxes                                              39,588       50,531      63,683
                                                                ----------   ----------   ---------
      Total long-term liabilities                                 157,432      174,649     273,518
                                                                ----------   ----------   ---------
      Total liabilities                                           211,392      242,919     327,674
                                                                ----------   ----------   ---------
Minority interest                                                  18,339        1,398       1,323
                                                                ----------   ----------   ---------
Commitments and contingencies                                           -            -           -

Shareholders' Equity:
   Common stock, par value $0.0078125 per share:
      Authorized, 640,000 shares
      Issued, 154,880 shares                                            1            1           1
   Non-voting common stock, par value $0.0078125 per share:
      Authorized, 95,360,000 shares
      Issued, 68,993,224, 69,102,459 and 69,465,745 shares,
      respectively                                                    539          540         541
   Notes receivable from stock option exercises                    (3,279)      (3,530)     (2,412)
   Deferred compensation                                           (1,550)      (2,100)     (2,650)
   Accumulated other comprehensive income                             967        2,585       3,879
   Retained earnings                                              406,983      374,806     345,768
                                                                ----------   ----------   ---------
      Total shareholders' equity                                  403,661      372,302     345,127
                                                                ----------   ----------   ---------
Total liabilities and shareholders' equity                      $ 633,392    $ 616,619    $674,124
                                                                ==========   ==========   =========

                                     Table 1
                            Asset Flows (in millions)
                       Twelve Months Ended April 30, 2003


Assets 4/30/2002 - Beg. of Period                                     $ 59,231
  Long-term Fund Sales/Inflows                                          10,493
  Long-term Fund Redemptions/Outflows                                   (6,942)
  Long-term Fund Net Exchanges                                            (234)
  Long-term Fund Mkt. Change                                            (3,982)
  Institutional/HNW Account Inflows                                      2,041
  Institutional/HNW Account Outflows                                    (1,464)
  Retail Managed Account Inflows                                           811
  Retail Managed Account Outflows                                         (166)
  Separate Accounts Market Value Change                                 (1,219)
  Change in Money Market Funds                                            (676)
                                                                      ----------
  Net Change                                                            (1,338)
                                                                      ----------
Assets 4/30/2003 - End of Period                                      $ 57,893
                                                                      ==========


                                               Table 2
                                        Assets Under Management
                                 By Investment Objective (in millions)

                        --------------------------------------------------------
                         April 30,   October 31,  %       April 30,      %
                           2003         2002    Change      2002       Change
                        --------------------------------------------------------
Equity Funds            $ 23,372     $ 22,910     2%     $ 27,540       -15%
Fixed Income Funds        15,573       13,302    17%       10,397        50%
Bank Loan Funds            7,156        7,687    -7%        8,830       -19%
Money Market Funds           416          910   -54%        1,092       -62%
Separate Accounts         11,376       10,802     5%       11,372         0%
                        --------------------------------------------------------
Total                   $ 57,893     $ 55,611     4%     $ 59,231        -2%
                        ========================================================

                                                       Table 3
                                 Asset Flows by Investment Objective (in millions)

                                                         Three Months Ended                      Six Months Ended
                                                       ---------------------------        -----------------------------
                                                        April 30,        April 30,         April 30,          April 30,
                                                          2003             2002              2003               2002
                                                       ---------------------------        -----------------------------
Equity Fund Assets - Beginning of Period               $ 22,401         $ 27,459          $ 22,910           $ 25,277
  Sales/Inflows                                             527            1,195             1,235              2,445
  Redemptions/Outflows                                     (646)            (600)           (1,297)            (1,232)
  Exchanges                                                 (63)              14               (90)                39
  Market Value Change                                     1,153             (528)              614              1,011
                                                       ---------------------------        -----------------------------
  Net Change                                                971               81               462              2,263
                                                       ---------------------------        -----------------------------
Equity Assets - End of Period                          $ 23,372         $ 27,540          $ 23,372           $ 27,540
                                                       ---------------------------        -----------------------------

Fixed Income Fund Assets - Beginning of Period           14,601           10,302            13,302             10,165
  Sales/Inflows                                           1,063              533             2,682              1,119
  Redemptions/Outflows                                     (453)            (337)             (883)              (658)
  Exchanges                                                  65               18               129                169
  Market Value Change                                       297             (119)              343               (398)
                                                       ---------------------------        -----------------------------
  Net Change                                                972               95             2,271                232
                                                       ---------------------------        -----------------------------
Fixed Income Assets - End of Period                    $ 15,573         $ 10,397          $ 15,573           $ 10,397
                                                       ---------------------------        -----------------------------

Bank Loan Fund Assets - Beginning of Period               7,308            9,185             7,687              9,582
  Sales/Inflows                                             205              262               361                556
  Redemptions/Outflows                                     (364)            (538)             (879)            (1,127)
  Exchanges                                                 (29)             (40)              (93)              (136)
  Market Value Change                                        36              (39)               80                (45)
                                                       ---------------------------        -----------------------------
  Net Change                                               (152)            (355)             (531)              (752)
                                                       ---------------------------        -----------------------------
Bank Loan Assets - End of Period                        $ 7,156          $ 8,830           $ 7,156            $ 8,830
                                                       ---------------------------        -----------------------------

Long-Term Fund Assets - Beginning of Period              44,310           46,946            43,899             45,024
  Sales/Inflows                                           1,795            1,990             4,278              4,120
  Redemptions/Outflows                                   (1,463)          (1,475)           (3,059)            (3,017)
  Exchanges                                                 (27)              (8)              (54)                72
  Market Value Change                                     1,486             (686)            1,037                568
                                                       ---------------------------        -----------------------------
  Net Change                                              1,791             (179)            2,202              1,743
                                                       ---------------------------        -----------------------------
Total Long-Term Fund Assets - End of Period            $ 46,101         $ 46,767          $ 46,101           $ 46,767
                                                       ---------------------------        -----------------------------

Separate Accounts - Beginning of Period                  10,881           11,334            10,802             10,468
  Institutional/HNW Account Inflows                         284              219               870                808
  Institutional/HNW Account Outflows                       (485)            (388)             (949)              (590)
  Retail Managed Account Inflows                            120              204               394                297
  Retail Managed Account Outflows                           (56)             (15)              (84)               (22)
  Separate Accounts Market Value Change                     632               18               343                411
                                                       ---------------------------        -----------------------------
  Net Change                                                495               38               574                904
                                                       ---------------------------        -----------------------------
Separate Accounts - End of Period                      $ 11,376         $ 11,372          $ 11,376           $ 11,372
                                                       ---------------------------        -----------------------------
Money Market Fund Assets - End of Period                    416            1,092               416              1,092
                                                       ---------------------------        -----------------------------
Total Assets Under Management - End of Period          $ 57,893         $ 59,231          $ 57,893           $ 59,231
                                                       ===========================        =============================